                                  SCHEDULE 14A

                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                 EXCHANGE ACT OF 1934 (AMENDMENT NO.          )

     Filed by the registrant / /
     Filed by a party other than the registrant / /
     Check the appropriate box:
     / / Preliminary proxy statement
     /X/ Definitive proxy statement
     / / Definitive additional materials
     / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                             U.S. TRUST CORPORATION
                (Name of Registrant as Specified in Its Charter)

                             U.S. TRUST CORPORATION
                   (Name of Person(s) Filing Proxy Statement)
Payment of filing fee (Check the appropriate box):
     /X/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
     / / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
     0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transactions applies:

--------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)

--------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registrations statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

--------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------
     (3) Filing party:

--------------------------------------------------------------------------------
     (4) Date filed:

--------------------------------------------------------------------------------
---------------
    (1) Set forth the amount on which the filing fee is calculated and state how it was determined.

                U.S. TRUST CORPORATION
                114 WEST 47TH STREET, NEW YORK, NEW YORK 10036
                (212) 852-1000

                NOTICE OF
                ANNUAL MEETING
                OF SHAREHOLDERS
                APRIL 23, 1996

                The Annual Meeting of Shareholders of U.S. Trust Corporation (the "Corporation") will be held on Tuesday, April 23, 1996 at 10 A.M., New York time, at U.S. Trust's offices, 114 West 47th Street, New York, New York, in the Auditorium on the first floor, for the following purposes:

                1 To elect six directors to hold office for a term expiring in 1999, and, in each case, until their successors have been elected and qualified;

                2 To consider and act upon a proposal to ratify the appointment of Coopers & Lybrand LLP as independent auditors for the Corporation and its consolidated subsidiaries for the year 1996; and

                3 To consider and act upon such other matters as may properly come before the meeting or any adjournment thereof.

                Only shareholders of record at the close of business on March 5, 1996 are entitled to notice of and to vote at the meeting and at any adjournment thereof.

                Dated: March 15, 1996

                Carol A. Strickland
                Secretary

                SHAREHOLDERS ARE REQUESTED TO MARK, SIGN, DATE AND RETURN THE PROXY SUBMITTED HEREWITH IN THE RETURN ENVELOPE PROVIDED. THE GIVING OF SUCH PROXY WILL NOT AFFECT A SHAREHOLDER'S RIGHT
                TO REVOKE SUCH PROXY OR TO VOTE IN PERSON SHOULD THE SHAREHOLDER LATER DECIDE TO ATTEND THE MEETING.

U.S. TRUST CORPORATION

PROXY
STATEMENT

GENERAL INFORMATION

The reorganization of U.S. Trust Corporation (the "Reorganization") approved by shareholders of "Old" U.S. Trust Corporation at a Special Meeting held on March 22, 1995 to accomplish the sale of U.S. Trust's securities processing businesses to The Chase Manhattan Corporation ("Chase") became effective September 2, 1995. U.S. Trust's core businesses -- asset management, private banking, special fiduciary, corporate trust and other non-processing businesses -- were transferred to "New" U.S. Trust Corporation (the "Corporation"). All the shares of the Corporation were spun-off to the shareholders of "Old" U.S. Trust Corporation on a share-for-share basis in a non-taxable transaction. "Old" U.S. Trust Corporation, which included only the securities processing businesses, was then merged into Chase with the shareholders of "Old" U.S. Trust Corporation receiving .68 of a share of Chase common stock for each share of "Old" U.S. Trust and cash in lieu of any fractional shares.

All references to the Corporation and its wholly-owned subsidiary, United States Trust Company of New York (the "Trust Company"), contained in these proxy materials which relate to dates prior to September 2, 1995 concern the predecessor corporations, "Old" U.S. Trust Corporation and "Old" United States Trust Company of New York (together, "Old U.S. Trust"). All such references which relate to later dates are to the new entities ("New U.S. Trust").

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of the Corporation to be used at the Annual Meeting of Shareholders (the "Meeting") of the Corporation and at any adjournment thereof. The Meeting will be held on April 23, 1996, at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. Shares represented by properly executed proxies, if such proxies are received in time for the Meeting and are not revoked, will be voted at the Meeting in accordance with the instructions thereon, or if no instructions are given, such shares will be voted as follows: for the election of directors, for the ratification of the appointment of the Corporation's independent auditors, and in the discretion of the proxies on any other matters to come before the Meeting. A proxy may be revoked by a shareholder at any time prior to the time the shares are actually voted. Proxies may be revoked either by written notice to the Corporation, by submission of a subsequent proxy or by voting in person at the Meeting.

The approximate date on which this proxy statement and the accompanying form of proxy are being sent to shareholders is March 15, 1996.

The Board of Directors has fixed the close of business on March 5, 1996 as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting. On the record date, there were 9,777,877 Common Shares of the Corporation outstanding and entitled to be voted at the Meeting.

BENEFICIAL OWNERSHIP

The following table contains information as of the close of business on February 29, 1996 concerning (i) those persons known to management of the Corporation to be the beneficial owners of more than 5% of the Corporation's outstanding Common Shares, (ii) the beneficial ownership of the Corporation's outstanding Common Shares by the Trust Company and its affiliates, and (iii) the beneficial ownership of the Corporation's outstanding Common Shares by each director, each executive officer named in the Summary Compensation Table and all directors and executive officers as a group (beneficial ownership involves sole voting and dispositive power unless otherwise indicated):

                                                                  AMOUNT AND
                                                                  NATURE OF
                                                                  BENEFICIAL             PERCENT
   TITLE OF CLASS               BENEFICIAL OWNER                  OWNERSHIP              OF CLASS
---------------------
Common Shares           401(k) Plan and ESOP of United     2,118,265 shares (in a       20.98
  (par value            States Trust Company of New York   fiduciary capacity)(1)
  $1 per share)         and Affiliated Companies
                        114 West 47th Street
                        New York, New York 10036
                        GeoCapital Corporation             625,850 shares               6.20
                        767 Fifth Avenue                   (with sole dispositive
                        New York, New York 10153           power)(2)
                        David S. Gottesman                 593,000 shares (with         5.87
                        437 Madison Avenue                 sole voting and
                        New York, New York 10022           dispositive power)(3)
                        United States Trust Company        363,545 shares (in           3.60
                        of New York and Affiliated         fiduciary and agency
                        Companies                          capacities)(4)
                        114 West 47th Street
                        New York, New York 10036
                        H. Marshall Schwarz                206,037(5)
                        Jeffrey S. Maurer                  101,845(5)(6)
                        Frederick B. Taylor                74,607(5)(6)(7)
                        John M. Deignan                    18,950(5)
                        Paul K. Napoli                     37,691(5)
                        Eleanor Baum                       1,392(8)
                        Samuel C. Butler                   25,274(8)(9)
                        Peter O. Crisp                     4,041(8)
                        Daniel P. Davison                  46,766(6)
                        Philippe de Montebello             2,100
                        Paul W. Douglas                    13,603(8)
                        Antonia M. Grumbach                1,600
                        Frederic C. Hamilton               31,125
                        Peter L. Malkin                    1,500
                        Orson D. Munn                      6,600(10)
                        Philip L. Smith                    6,100

                                                                  AMOUNT AND
                                                                  NATURE OF
                                                                  BENEFICIAL             PERCENT
   TITLE OF CLASS               BENEFICIAL OWNER                  OWNERSHIP              OF CLASS
---------------------
                        John H. Stookey                    11,100
                        Richard F. Tucker                  4,613(8)
                        Carroll L. Wainwright, Jr.         3,900(6)
                        Robert N. Wilson                   4,250
                        Ruth A. Wooden                     1,382(8)
                        All directors and executive        648,138(5)(8)                6.42
                        officers as a group (numbering
                        24 persons)

--------------------------------------------------------------------------------

(1) These shares consist of 1,597,758 shares allocated to the individual accounts of participants in the 401(k) Plan and ESOP (the "Plan"), who have voting and dispositive power over such shares, and 520,507 shares which have not been allocated to participant accounts, as to which shares the Trust Company, as Trustee of the Plan, may be deemed to have voting and dispositive power.

(2) Information herein with respect to GeoCapital Corporation ("GCC") has been obtained from GCC and from filings with the Securities and Exchange Commission pursuant to Section 13(g) of the Securities Exchange Act of 1934 by GCC, a registered investment adviser. Such filing further discloses that the shares were acquired in the ordinary course of business and were not acquired for the purpose of and do not have the effect of changing or influencing the control of the Corporation and were not acquired in connection with or as a participant in any transaction having such purpose or effect.

(3) Information herein with respect to David S. Gottesman has been obtained from Mr. Gottesman and from his filing with the Securities and Exchange Commission pursuant to Section 13(d) of the Securities Exchange Act of 1934. It was further disclosed that First Manhattan Co., of which Mr. Gottesman is a general partner, holds 15,660 shares in accounts of clients as to which Mr. Gottesman disclaims beneficial ownership. Such filing further discloses that Mr. Gottesman acquired these shares solely for investment purposes.

(4) The Trust Company and its affiliates, including the Corporation (together "U.S. Trust"), have sole voting power as to 16,171 of such shares, shared voting power as to 42,252 of such shares, sole dispositive power as to 186,122 of such shares and shared dispositive power as to 177,423 of such shares. The 520,507 shares held in the Plan which have not been allocated to participant accounts as described in footnote 1, and as to which U.S. Trust may have sole voting and dispositive power, are not included. As a matter of policy, U.S. Trust votes shares held in an agency capacity only as directed by its customers, and where it holds shares as a co-fiduciary, votes such shares as directed by the other co-fiduciaries. Shares held by U.S. Trust as sole fiduciary are not voted unless specific voting instructions are given by a donor or beneficiary pursuant to the governing trust instrument.

(5) Includes shares attributable to deferred awards under the 1989 Stock Compensation Plan and Predecessor Performance Plans as follows: Mr. Schwarz 156,912 shares, Mr. Maurer 64,551 shares, Mr. Taylor 28,150 shares, Mr. Deignan 13,350 shares and Mr. Napoli 22,163 shares. See "Compensation of Executive Officers."

(6) Includes 2,500 shares owned by Mr. Maurer's wife, 658 shares held in trust by Mr. Maurer's wife for their children, 10,254 shares owned by Mr. Davison's wife, 3,989 shares owned by Mr. Taylor's wife, and 300 shares owned by Mr. Wainwright's wife, with respect to which the director in each case disclaims beneficial ownership.

(7) Includes 270 shares held in a trust of which Mr. Taylor is sole trustee and in which he has a beneficial interest.

(8) Includes shares attributable to deferred awards under the Board Members' Deferred Compensation Plan as follows: Dr. Baum 791 shares, Mr. Butler 17,054 shares, Mr. Crisp 3,041 shares, Mr. Douglas 11,466 shares, Mr. Tucker 987 shares, and Ms. Wooden 581 shares.

(9) Includes 1,250 shares held in a trust of which Mr. Butler is trustee and 5,703 shares held in a trust in which he has a beneficial interest.

(10) Includes 1,700 shares held in a trust of which Mr. Munn is trustee.

Other than as set forth above, management of the Corporation is aware of no person who, on the record date, was the beneficial owner of more than 5% of the Corporation's outstanding Common Shares.

VOTES REQUIRED

Each of the Corporation's Common Shares is entitled to one vote upon each matter to come before the Meeting. The election of directors is by a plurality of the votes cast. Ratification of the appointment of the Corporation's independent auditors requires the affirmative vote of a majority of the votes cast. Thus, shareholders who do not vote, who withhold their vote from the ratification proposal, or who withhold their vote from one or more nominees below and do not vote for another person, will not affect the outcome of the votes, provided that a quorum is present at the Meeting. A broker who is a record owner of shares of Common Stock beneficially owned by a customer will have discretionary authority to vote such shares if the broker has not received voting instructions from the beneficial owner by the tenth day before the Meeting, provided that this proxy statement has been transmitted to the beneficial owner at least fifteen (15) days before the Meeting.

I ELECTION OF DIRECTORS

Six directors of the Corporation are to be elected at the Meeting to serve until the annual meeting of shareholders in 1999, and, in each case, to serve until their successors have been elected and qualified.

The Corporation anticipates that the nominees named herein will be available for election, but if any nominee should be unable to serve, shares represented by proxies will be voted for an additional nominee to be designated by the Board of Directors unless the Board reduces the number of directors. All of the nominees are now directors of the Corporation. All directors of the Corporation are directors of the Trust Company and serve parallel terms on both Boards.

The following table contains information as to the nominees for election as directors of the Corporation, including name, age, principal occupation, selected biographical information, and all other positions and offices, if any, held by each of them with the Corporation and the Trust Company. The table also shows the year since which each nominee has been continuously a director of the Corporation or of Old U.S. Trust.

Nominees

                                                                                                       FIRST
                                                    PRINCIPAL OCCUPATION AND                           BECAME
NAME                                (AGE)              BUSINESS EXPERIENCE                            DIRECTOR
--------------------------------------------------------------------------------------------------------------
TERM EXPIRES IN 1999
Eleanor Baum                         (56)     Dean of Engineering at                                   1994
                                              The Cooper Union for the
                                              Advancement of Science & Art
Eleanor Baum became dean of engineering at Cooper Union in 1987. Prior to that, she was dean at
  Pratt Institute in Brooklyn and worked as an engineer in the aerospace industry. Dr. Baum is also a director of Allegheny Power Systems and Avnet, Inc. She is president of the American
Society for Engineering Education and serves on the Board of Governors of the New York Academy of Sciences. She is trustee of the Accreditation Board for Engineering & Technology, is a
commissioner of the Engineering Workforce Commission, and an advisory board member at Duke
University, Rice University and the U.S. Merchant Marine Academy. She is executive director of the Cooper Union Research Foundation and a fellow of the Institute of Electrical & Electronic
Engineers.

Philippe de Montebello               (59)     Director of the                                          1983
                                              Metropolitan Museum of Art
Mr. de Montebello has been associated with the Metropolitan Museum of Art since 1963, serving as associate curator for European paintings from 1963 to 1969, vice director for curatorial and educational affairs from 1974 to 1977 and as director since 1978. In the interim of his duties at the Metropolitan, Mr. de Montebello served as director of the Museum of Fine Arts in
Houston from 1969 to 1974. He is a member of the Advisory Board of the Skowhegan School of
Painting and Sculpture and the Columbia University Advisory Council-Departments of Art History
and Archaeology. Mr. de Montebello is a trustee of the New York University Institute of Fine
Arts and the American Federation of Arts.

Peter L. Malkin                      (62)     Chairman of Wien, Malkin & Bettex                        1992
                                              (law firm)
Mr. Malkin joined the predecessor law firm of Wien, Malkin & Bettex in 1958 and became a partner in the firm in 1962. He is also chairman of W & M Properties, Inc. and is a general partner in the ownership of several New York City buildings, including the Empire State
Building, the Graybar Building, the Lincoln Building, 1185 Avenue of the Americas, and One Penn
  Plaza. Mr. Malkin is founding chairman of the Grand Central Partnership and of the 34th
Street Partnership, a director of the NYC Partnership and Chamber of Commerce, a director and member of the Executive Committee of Lincoln Center for the Performing Arts, chairman of the
Dean's Council and a member of the Overseers Committee to visit The John F. Kennedy School of
Government at Harvard University and was from 1989 through 1995 a member of the Board of
Overseers of Harvard College.

John Hoyt Stookey                    (66)     Corporate Director                                       1989
                                              and Trustee
Mr. Stookey served as president of Quantum Chemical Corporation from 1975 to 1993 when Quantum was acquired by Hanson Industries, Inc. He continued as chairman of the board of Quantum until October 1995. As Chairman of Quantum, Mr. Stookey served from 1989 to 1993 as an executive officer of Petrolane Incorporated, Petrolane Finance Corp. and QJV Corp., affiliates of Quantum, which companies were reorganized on July 15, 1993 under the U.S. Bankruptcy Code.
Prior to joining Quantum, Mr. Stookey was president of Wallace Clark Incorporated from 1969 to
1975 and served as the U.S. Representative to both private and public banks in Mexico. He is also a director of Cyprus AMAX Minerals Co., ACX Technologies Inc. and Chesapeake Corporation.
Mr. Stookey is the founder and president of The Berkshire Choral Institute, Landmark Volunteers
and Per Scholas Inc., and trustee of the Glimmerglass Opera, Berkshire School, The Clark
Foundation and The Robert Sterling Clark Foundation.

                                                                                                    FIRST
                                                    PRINCIPAL OCCUPATION AND                        BECAME
NAME                                (AGE)              BUSINESS EXPERIENCE                         DIRECTOR
-----------------------------------------------------------------------------------------------------------
Frederick B. Taylor                  (54)     Vice Chairman of the Board and                        1989
                                              Chief Investment Officer of the
                                              Corporation and the Trust Company
Mr. Taylor joined the Trust Company in 1966. In 1980, he was elected a senior vice president and, in 1986, he was elected an executive vice president of the Corporation and chairman,
Investment Policy of the Trust Company. Mr. Taylor was elected vice chairman and chief investment officer effective February 1990. He is a member of the New York Society of Security
Analysts and the Association for Investment Management and Research. Mr. Taylor serves on the board of counselors of White Plains Hospital and on the senior advisory board of the New York
Chapter of the Arthritis Foundation.

Robert N. Wilson                     (55)     Vice Chairman of the Board of Johnson                 1991
                                              & Johnson
                                              (health care products)
Mr. Wilson joined Johnson & Johnson in 1964. He was appointed to the Executive Committee in
1983 and was elected to the board of directors in 1986. Mr. Wilson has been vice chairman of the board of directors of Johnson & Johnson since 1989. He is a member of the Board of
Directors of the Pharmaceutical Research and Manufacturers Association, of the Alliance for
Aging Research, and The Georgetown College Foundation, Inc. He also serves as a director of the
  World Wildlife Fund and is a member of the Trilateral Commission. He is a director of The
James Black Foundation in London, England.

Directors Continuing in Office
TERM EXPIRES IN 1998
Samuel C. Butler                     (66)     Partner in Cravath, Swaine & Moore                    1972
                                              (law firm)
Mr. Butler joined the law firm of Cravath, Swaine & Moore in 1956 and was elected a partner of the firm in 1960. He is also a director of Ashland Inc. and Millipore Corporation. Mr. Butler
  is a trustee of the New York Public Library and of the Culver Educational Foundation.

Paul W. Douglas                      (69)     Retired Chairman of the Board                         1978
                                              of The Pittston Company
                                              (coal mining, transportation
                                              and security services)
Mr. Douglas retired as chairman of the board and chief executive officer of The Pittston
Company in September 1991. Prior to joining Pittston in January 1984, he had been associated with Freeport-McMoRan Inc. following the merger of Freeport Minerals Company and McMoRan Oil and Gas Company in April 1981. Formerly, he was director of the internal finance section of the ECA Mission to France. Mr. Douglas is also a director of MacMillan Bloedel Limited of
Vancouver, B.C., New York Life Insurance Company, Phelps Dodge Corporation and South American
Gold and Copper Co. He is a trustee of The International Center for the Disabled and of St.
Luke's-Roosevelt Hospital and of the Nature Conservancy of New York State.

                                                                                                     FIRST
                                                    PRINCIPAL OCCUPATION AND                         BECAME
NAME                                (AGE)              BUSINESS EXPERIENCE                          DIRECTOR
-----------------------------------------------------------------------------------------------------------
Orson D. Munn                        (71)     Chairman and Director of Munn,                         1982
                                              Bernhard & Associates, Inc.
                                              (investment advisory firm)
Mr. Munn was senior vice president and chief investment officer of Madison Fund, Inc. from May
1981 through February 1983 and was president of Orson Munn, Inc. from February 1983 until the organization of Munn, Bernhard & Associates, Inc. in November 1990. Previously, he was
president of Piedmont Advisory Corporation and, upon its merger in 1980 with Lexington
Management Corporation, performed the duties of vice chairman and chief investment officer.
Earlier, Mr. Munn was associated with Wood Walker & Co. for 20 years, serving as chief executive officer of the company from 1972 to 1974. Mr. Munn is a trustee of the Waterfowl
Research Foundation and is a former member of the Financial Advisory Committee of the Garden
Club of America, a former trustee of the Village of Southampton and a former director of numerous charities.

H. Marshall Schwarz                  (59)     Chairman of the Board and                              1977
                                              Chief Executive Officer of the
                                              Corporation and the Trust Company
Mr. Schwarz joined the Trust Company in 1967 after a seven-year association with Morgan Stanley
  & Co. In 1972, he was elected a senior vice president and head of the Banking Division. He was elected executive vice president and chief operating officer of the Trust Company's Bank
Group in 1977 and chief operating officer of the Asset Management Group in 1979. Mr. Schwarz served as president of the Corporation and the Trust Company from June 1986 through January
1990 and became chairman and chief executive officer effective February 1, 1990. He is also a director of Atlantic Mutual Companies and Bowne & Co., Inc. Mr. Schwarz is chairman of the board of the American Red Cross in Greater New York and a director of the United Way of New
York City. He is a trustee of Teachers College-Columbia University, Milton Academy and the
Camille and Henry Dreyfus Foundation, Inc.

Philip L. Smith                      (62)     Corporate Director and Trustee                         1987
Mr. Smith was chairman of the board and director of the Golden Cat Corporation from November
  1990 to July 1, 1995. He was chairman of the board, president and chief executive officer of
The Pillsbury Company from August 1988 through January 1989. Formerly, he had been associated with General Foods Corporation for over 20 years, serving in his final position as chairman of
General Foods and director of Philip Morris Companies, Inc. Mr. Smith is also a director of
Whirlpool Corporation and Ecolab Corporation.

Carroll L. Wainwright, Jr.           (70)     Consulting Partner in Milbank,                         1981
                                              Tweed, Hadley & McCloy
                                              (law firm)
Mr. Wainwright joined the law firm of Milbank, Tweed, Hadley & McCloy in 1952. After serving as assistant counsel to the Governor of New York from 1959 through 1960, he returned to the firm, becoming a partner in 1963, a senior partner in 1986 and consulting partner in 1991. Mr.
Wainwright is a trustee of the American Museum of Natural History and trustee and former president of The Boys' Club of New York. He is also an adjunct professor at Washington and Lee
University Law School, a trustee of the Edward John Noble Foundation, and member of the
Distribution Committee of The New York Community Trust.

                                                                                         FIRST
                                                     PRINCIPAL OCCUPATION AND            BECAME
               NAME                  (AGE)              BUSINESS EXPERIENCE             DIRECTOR
------------------------------------------------------------------------------------------------
Ruth A. Wooden                        (49)     President & Chief Executive Officer        1994
                                               of The Advertising Council, Inc.
                                               (not-for-profit public service
                                               advertising)
Ms. Wooden became president and chief executive officer of The Advertising Council in August
1987. Prior to joining The Advertising Council, she was employed with NW Ayer, Inc. for eleven years. Ms. Wooden serves as a trustee of The Edna McConnell Clark Foundation and of St. Luke's
  Roosevelt Hospital Center. She is vice chair of CARE, USA and an advisor to the Columbia
Health Sciences Advisory Council and the Columbia University School of Public Health Advisory
Council.
TERM EXPIRES IN 1997
Peter O. Crisp                        (63)     Chairman of Venrock, Inc.                  1992
                                               (venture capital)
Mr. Crisp has been general partner of Venrock Associates since 1969 and became chairman of
Venrock, Inc. in 1995. He is also a director of Apple Computer, Inc., American Superconductor
Corporation, Evans & Sutherland Computer Corp., Long Island Lighting Company, Inc., Thermedics
  Inc., Thermo Electron Corp., Thermo Power Corporation and ThermoTrex Corp. Mr. Crisp serves as vice chairman of Memorial Sloan-Kettering Cancer Center, and is a member of the Board of
Managers of Memorial Hospital for Cancer and Allied Diseases and Sloan-Kettering Institute for
Cancer Research. He is a trustee of North Shore University Hospital and of The Teagle
Foundation.
Daniel P. Davison                     (71)     Chairman of the Board of Burlington        1979
                                               Northern Santa Fe Corporation
Mr. Davison was elected chairman of Burlington Northern Santa Fe Corporation in December 1995.
  He has served as a director of the company since 1976 and was vice chairman from September
1995 to December 1995. Mr. Davison was chairman of the board of Christie, Manson & Woods
International, Inc. from February 1990 to January 1, 1994. He served as president of the
Corporation and the Trust Company from the spring of 1979 until June 1, 1986, as chief executive officer from January 1, 1981 through January 1990 and as chairman of the board from February 1,
1982 until his retirement in February 1990. Prior to joining U.S. Trust, he was associated with
Morgan Guaranty Trust Company for 23 years, serving as corporate secretary, general manager of its London office and, in his final position, as executive vice president in charge of the
National Bank Division. Mr. Davison is also a director of Christies International, plc. and is chairman of U.S. Prime Property Inc. He is a trustee and treasurer of the Florence Gould
Foundation. Mr. Davison is also vice chairman of The Nature Conservancy and trustee of The
Cooper Union for the Advancement of Science & Art.
Antonia M. Grumbach                   (52)     Partner in Patterson, Belknap,             1991
                                               Webb & Tyler LLP (law firm)
Ms. Grumbach joined the law firm of Patterson, Belknap, Webb & Tyler LLP in 1971 and became a partner of the firm in 1979. She is currently serving as managing partner of the firm. She is vice chairman of the board of trustees of Teachers College-Columbia University, and a trustee of
Milton Academy, the CUNY Graduate Center Foundation, the William T. Grant Foundation and The
Henfield Foundation. Ms. Grumbach also served as an initial member of the Board of Advisors of the New York University program on philanthropy and the law.

                                                                                                       FIRST
                                                    PRINCIPAL OCCUPATION AND                           BECAME
NAME                                (AGE)              BUSINESS EXPERIENCE                            DIRECTOR
--------------------------------------------------------------------------------------------------------------
Frederic C. Hamilton                 (68)     Chairman of the Board of                                 1972
                                              The Hamilton Companies
                                              (investments and venture capital)
Mr. Hamilton serves as chairman of The Hamilton Companies and chairman of the board of Tejas
  Gas Corporation. He is also a director of the American Petroleum Institute and a member of the National Petroleum Council. Mr. Hamilton is chairman of the Denver Art Museum Foundation and of the Denver Art Museum and the Graland Foundation, and a trustee of the Boy's Club
Foundation and the Boy Scouts of America Denver Foundation.

Jeffrey S. Maurer                    (48)     President of the Corporation                             1989
                                              and the Trust Company
Mr. Maurer joined the Trust Company in 1970 and was made manager of the Asset Management and
  Private Banking Group in 1988. He was elected senior vice president in November 1980, executive vice president in May 1986, president effective February 1990 and chief operating officer in December of 1994. Mr. Maurer is a trustee of Alfred University, a director and treasurer of The Children's Health Fund, a director of The Hebrew Home for the Aged, a member of the Advisory Board of The Salvation Army of Greater New York and chairman of the Commerce and Industry Division of the Greater New York Israel Bond campaign.

Richard F. Tucker                    (69)     Retired Vice Chairman of the                             1983
                                              Board of Mobil Corporation
                                              (petroleum and chemicals)
Mr. Tucker joined Mobil Corporation in 1961 and retired as vice chairman in May 1991. He was a director of Mobil from 1971, and president and chief operating officer of Mobil Oil
Corporation from 1986 until his retirement. Mr. Tucker is also a director of The Perkin-Elmer
Corporation. He is trustee emeritus of Cornell University and a life member of the Board of
Overseers of Cornell Medical College. He is also a trustee of the Aldrich Museum of
Contemporary Art, The Teagle Foundation and the Norwalk Hospital. Mr. Tucker is a member of the
National Academy of Engineering, The Council on Foreign Relations, Inc. and the Woods Hole
Oceanographic Institution.

REPORTS OF BENEFICIAL OWNERSHIP

Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") and rules of the Securities and Exchange Commission (the "Commission") thereunder require the Corporation's directors and officers to file with the Commission reports of their beneficial ownership and changes in beneficial ownership of the Corporation's Common Shares. Personnel of the Corporation generally prepare these reports for the directors and officers on the basis of information furnished by them to such personnel. Based on such information and written representations by the directors and officers that certain reports were not required, the Corporation believes that all reports required by Section 16(a) of the Exchange Act and the rules of the Commission thereunder to be filed by its directors and officers during 1995 were timely filed except for the initial statements of beneficial ownership on Form 3 for the initial directors (Messrs. Schwarz, Maurer and Taylor), for each of the executive officers, John M. Deignan, John C. Hover II, Paul K. Napoli, John L. Kirby and Kenneth G. Walsh, and for Richard S. Brinkmann, Comptroller.

DIRECTORS' COMMITTEES;
BOARD AND COMMITTEE MEETINGS

The Board of Directors of the Corporation and the Board of Directors of the Trust Company (together, the "Boards") each has, among others, a standing Executive Committee, a standing Audit Committee (in the case of the Trust Company, known as the Examining & Audit Committee) and a standing Compensation and Benefits Committee. The Executive Committees of the Boards are composed of Mr. Schwarz (the Committee Chairman) and six other Board members, all of whom are appointed annually. The Executive Committees have the power to act for their respective Boards when such Boards are not in session and each Executive Committee also serves as a nominating committee. The Executive Committees will consider nominees for director recommended by shareholders who submit the names of recommended nominees and supporting reasons for such recommendations in writing to the Secretary of the Corporation or the Trust Company. In addition to Mr. Schwarz, the members of both Executive Committees are currently Messrs. Butler, Davison, Douglas, Maurer, Stookey and Wainwright.

The Audit Committee of the Board of Directors of the Corporation and the Examining & Audit Committee of the Board of Directors of the Trust Company (together, "the Audit Committee") provide the Boards with an independent review of the Corporation's and the Trust Company's accounting policies, the adequacy of financial controls and the reliability of financial information reported to the public. The Audit Committee also conducts examinations of the affairs of the Corporation and the Trust Company as required by law or as directed by the Boards, supervises the activities of the internal Auditor and reviews the services provided by the independent auditors. (See "Ratification of Appointment of Independent Auditors" for the names of the members of the Audit Committee, who are appointed annually.)

The Compensation and Benefits Committees of the Boards (together, the "Compensation Committee") determine compensation and benefits for officer-directors, review salary and benefits changes for other senior officers and review employee benefit plans under the Employee Retirement Income Security Act of 1974 and other employee benefit plans. The members of the Compensation Committee (who are appointed annually) are currently Messrs. Smith (the Committee Chairman), Hamilton, Tucker and Wilson, and Ms. Wooden. (See "Compensation Committee Interlocks and Insider Participation" below for the names of the members of the 1995 Compensation Committee.)

From the organization of the Corporation and the Trust Company through year-end 1995, the Executive Committees of the Boards met three times, the Compensation Committee met three times, and the Audit Committee met two times.

From the organization of the Corporation and the Trust Company in 1995 through year-end 1995, the Board of Directors of the Corporation held six meetings and the Board of Directors of the Trust Company held four meetings. No member of the Board of the Corporation or of the Trust Company attended in 1995 fewer than 75% of the aggregate of (1) the total number of meetings of the Boards (including the Boards of Old U.S. Trust) held during the period for which he or she has been a director and (2) the total number of meetings held by all committees on which he or she served.

DIRECTORS' COMPENSATION

Each director of the Corporation who is not also an officer of the Corporation or of the Trust Company receives a retainer fee of $15,000 per year and an attendance fee of $1,000 for each meeting attended of the Board of Directors of the Corporation, of the Board of Directors of the Trust Company, of the Executive Committee of each Board and of the committees of the Board of Directors or the Trust Company other than those mentioned below. If the Boards or the Board committees of the Corporation and the Trust Company meet on the same day, only one fee is paid to a director for attendance at both meetings. Under the Stock Plan for Non-Officer Directors, each director of the Corporation who is not also an officer of the Corporation or of the Trust Company receives 200 Common Shares of U.S. Trust Corporation each February as an additional part of his or her annual retainer fee.

The Chairman of the Audit Committee receives an annual retainer of $12,500 and each member of such Committee receives an annual retainer of $10,000. The Chairman of the Compensation Committee receives an annual retainer of $10,000 and each member of such Committee receives an annual retainer of $7,000. All directors are reimbursed for travel and other out-of-pocket expenses incurred by them in attending board or committee meetings.

Under the Board Members' Deferred Compensation Plan of the Corporation (the "Board Deferred Plan"), directors who are not also officers of the Corporation, the Trust Company or other subsidiaries of the Corporation ("Eligible Board Members") may elect to defer any or all of their cash compensation (including meeting attendance fees) for services rendered as directors of the Corporation, or of the Trust Company or as members of any Board committee. An Eligible Board Member (i) allocates his or her deferred compensation between an interest account and a phantom share unit account (at least 50% of deferred amounts must be allocated to phantom share units), and (ii) designates the portion of his or her interest account which is to be credited with earnings based on each of the rates of return available under the Board Deferred Plan. Currently, there are six available rates of return: the Trust Company's prime rate and rates of return matching the rates of return on five of the investment funds available under the Trust Company's 401(k) Plan and ESOP. Deferred compensation is converted into phantom share units by dividing the dollar amount of such compensation by the market value of one Common Share at the time of conversion. Phantom share units earn Common Share dividend equivalents which are converted into additional phantom share units on the basis of the market value of a Common Share on the relevant dividend payment date.

Payouts of amounts held for the account of an Eligible Board Member under the Board Deferred Plan are made in ten annual installments commencing in the year following the year in which the Eligible Board Member ceases to be a director of the Corporation or of the Trust Company. Payouts of interest account balances are made in cash, and payouts with respect to phantom share units consist of one Common Share for each whole phantom share unit.

Directors who are not officers of the Corporation or of the Trust Company who retire from the Board at age 72 with 10 or more years of Board service (including service on the Boards of Old U.S. Trust) are paid an annual retirement benefit for life equal to the annual retainer as a Board member received in his or her last full year of Board membership. Directors with less than 10 years of service who retire at age 72 and directors with 15 or more years of service who retire prior to age 72 are paid the same annual benefit for the lesser of the number of years he or she served on the Board or for life.

Under a Stock Option Plan for Non-Employee Directors of Old U.S. Trust (the "Directors Plan"), a maximum of 125,000 Common Shares of the Corporation were reserved for grants of options to members of the Board of Directors who were not full-time employees (the "Non-Employee Directors"). Each person who either was a Non-Employee Director at the time of the adoption of the Directors Plan in April 1989 or who subsequently became a Non-Employee Director had been granted an option to purchase 5,000 Common Shares. Options granted under the Directors Plan were granted for a period of ten years. The exercise price per share was the fair market value, as defined in the Directors Plan, of a Common Share on the date of grant. Each option became exercisable in three equal, cumulative installments on each of the first three anniversary dates of the date the option was granted.

As a result of the Reorganization, all options under the Directors Plan that were not exercised before the effective time of the Reorganization were cancelled in return for a cash payment equal to the excess of the aggregate Determined Value (as defined in the Directors Plan) of the Common Shares subject to the option over the aggregate option exercise price of such Common Shares.

COMPENSATION OF EXECUTIVE OFFICERS

Compensation Committee Interlocks and Insider Participation

During 1995, the following non-employee directors served as members of the Compensation Committee: Mr. Philip L. Smith (the Committee Chairman), Mr. Peter
O. Crisp (until March 28, 1995), Mr. Frederic C. Hamilton, Mr. Richard F. Tucker, Mr. Robert N. Wilson and Ms. Ruth A. Wooden. (See "Transactions with Directors and Executive Officers" below.)

Report on Executive Compensation

The Compensation Committee is responsible for the administration of U.S. Trust's executive compensation program, with oversight review by the Boards of Directors of the Corporation and of the Trust Company. The Compensation Committee determines salary, bonus, stock options and other benefits for senior officers of U.S. Trust, in each case (other than the Chief Executive Officer) upon the recommendation of the Chief Executive Officer.

COMPENSATION STRATEGY AND PROGRAM. U.S. Trust is committed to attracting, motivating and encouraging long-term employment of high-caliber, service-oriented individuals. The Compensation Committee expects and seeks excellence in performance and uses the compensation program as a means to reward superior achievement. The Compensation Committee manages compensation to support the long-term interests of U.S. Trust and its shareholders by adhering to the following basic strategic principles:

     - Compensation at all levels will be competitive with comparable organizations and will reward employees on the basis of their performance and contribution to U.S. Trust.

     - U.S. Trust's benefits package will be competitive and designed to encourage a career commitment to U.S. Trust.

     - Total incentive compensation paid will be based on overall corporate performance; individual and unit performance will determine the allocation of the total among selected participants.

     - As an employee moves up at U.S. Trust, a larger proportion of his or her total compensation will be incentive compensation which will be influenced in large part by the market value of U.S. Trust Common Shares. Incentive compensation at the executive officer level may exceed by several times the executive's base salary, while for the great majority of employees, incentive compensation is unlikely to exceed their base salary. One-half or more of each executive officer's incentive compensation (including stock options) is likely to be measured in terms of the value of U.S. Trust Common Shares.

     - The Compensation Committee believes that the performance of U.S. Trust is best when employees think like owners. Consequently, U.S. Trust encourages employee ownership of U.S. Trust Common Shares and has established an ESOP and other stock-based incentive compensation plans. Acceptance of U.S. Trust's ownership philosophy is a requirement for advancement to senior management positions; senior management will be expected over time to build and maintain significant ownership positions in U.S. Trust Common Shares.

     - In furtherance of the Corporation's stock ownership philosophy for senior management, the Compensation Committee has established specific minimum target levels of stock ownership for each of U.S. Trust's executive officers. In the case of the executive officers named in the Summary Compensation Table below, the target levels of ownership, which are expected to be achieved over a period of time, are stock having a value of eight times salary for Messrs. Schwarz, Maurer and Taylor and six times salary for Messrs. Deignan and Napoli.

Salaries for executive officers are administered to provide a level of base compensation that is competitive with that available at other high caliber institutions. Annual salary increases generally reflect improved individual performance, increased responsibilities and changes in the competitive marketplace. These factors involve subjective judgments made by the Compensation Committee and are not weighted. For competitive comparisons for the period in 1995 preceding the Reorganization, the Committee particularly considered companies in the peer group of banks used for the stock performance graph shown below. In general, the annual level of salaries of U.S. Trust's CEO and the other executive officers named in the Summary Compensation Table below ranked at or somewhat below the median of salaries paid to executives in comparable positions at the peer group banks. For the period in 1995 following the Reorganization, the Committee established total compensation packages for executive officers and compared the total compensation for the U.S. Trust executive officers against total compensation paid by 58 asset management firms (banks and non-banks) to their executive officers. In general, the Committee found that U.S. Trust's executive officers' total compensation was at or somewhat above the median of total compensation levels for executives in similar positions with firms in this group. The Committee considers the level of U.S. Trust's executive compensation relative to this group to be appropriate given the new focus of U.S. Trust.

Annual incentive compensation for the period in 1995 preceding the Reorganization was paid under the 1990 Annual Incentive Plan (the "1990 AIP") based on the attainment of annual corporate and personal performance objectives for that period. As to the corporate performance objectives for that period, the Compensation Committee determined that the size of the pool available for awards would be a percentage, from 25% to 110%, of the potential award pool, depending on the level of the Corporation's absolute return on equity (ROE) for that period. The Committee also determined that for this purpose, the Corporation's ROE for the period would be adjusted to eliminate the effect of the extraordinary charges to earnings required to be recognized in connection with the Reorganization. The adjusted ROE formula resulted in an award pool equal to 100% of the potential pool for the period. The 1990 AIP awards for the period were based on the Compensation Committee's assessment of personal achievement of objectives by executive officers, such as attainment of long-term goals for their business units, client satisfaction, new business development and results achieved in relation to budget. Arithmetic criteria were not used in determining the amount of individual awards under the 1990 AIP or the amount of base compensation payable to executive officers.

For the period in 1995 following the Reorganization, incentive compensation was paid under the Executive Incentive Plan (EIP) approved by shareholders in October 1995. The compensation so payable was based on the attainment of pre-established performance goals for the period beginning on September 1, 1995, and ending on December 31, 1995. As to the corporate performance goals, the Committee determined that the pool available for awards for this period would be a percentage, ranging from 30% to 110%, of a Target Awards Pool of $2.6 million, depending on the level of the Corporation's earnings per share for this period. U.S. Trust's earnings per share for the period resulted in an award pool equal to 100% of the Target Awards Pool. Individual EIP awards to the named executive officers were based on the Compensation Committee's assessment of their individual performance and their contribution to U.S. Trust's financial results for the period. No arithmetic criteria were used in determining the awards.

Long-term incentive compensation for U.S. Trust's executive officers in 1995 was granted in the form of "regular" and "special" grants of stock options under the 1995 Stock Option Plan approved by shareholders in October 1995. The regular grants provide for an exercise price equal to the fair market value of U.S. Trust Common Shares at the time of grant and vest 25% per year over four years. The special grants provide for an exercise price of 120% of the fair market value of U.S. Trust Common Shares at the time of grant and do not vest until the fifth anniversary of their date of grant, at which time they become 100% vested. The special grants were made to enhance motivation and retention of those of U.S. Trust's senior executives who are especially critical to its future success. The size of each executive officer's stock option award was not based on arithmetic criteria but rather was based on the Compensation Committee's assessment of the individual's potential long-term contribution to U.S. Trust's financial results. Executive officers generally were and are strongly encouraged to hold shares obtained through the exercise of stock options consistent with U.S. Trust's general commitment to substantial stock ownership by its executives and the specific target levels of ownership established for each executive.

Under section 162(m) of the Internal Revenue Code of 1986, the amount allowable as a tax deduction for compensation paid to the chief executive officer and each of the four other highest paid officers of any publicly held corporation generally is limited (beginning in 1994) to $1 million per year for each such officer. The Committee took no action prior to 1996 to establish a policy with respect to the payment of compensation to U.S. Trust's executive officers of amounts that qualify for tax deductibility under the $1 million limit on deductible compensation under section 162(m). The Committee deferred taking action, in part, because the compensation payable to Mr. Schwarz and each of the other named executive officers was not expected to exceed the amount deductible under section 162(m). In addition, because of Old U.S. Trust's intended disposition of its securities processing businesses to Chase, the Committee also believed it would be premature to establish a policy regarding section 162(m) before executive compensation programs had been established for New U.S. Trust. The Committee also believed that it would be better able to determine the appropriateness of a policy regarding section 162(m) if the matter were considered in the context of establishing executive compensation for New U.S. Trust's first full year of normal operations, after the special circumstances of the Reorganization would no longer be a factor and after New U.S. Trust had some period of actual financial results of operation.

For 1996 and subsequent years, the Committee will endeavor to provide compensation to U.S. Trust's executive officers in amounts that will not exceed the section 162(m) tax deduction limit, to the extent the Committee believes this will be consistent with the achievement of the objectives of the Committee's compensation strategy described above. However, the Committee retains the flexibility to provide compensation to any U.S. Trust executive officer in an amount that may exceed the limit for tax deductibility under section 162(m), whenever the Committee believes that payment of such compensation may help attain the goals of the Committee's executive compensation strategy, or may otherwise be in the best interest of U.S. Trust and its shareholders.

As a result of the Reorganization, all holders of stock options then outstanding, including the named executive officers, became entitled to receive payments from Old U.S. Trust to cash out their stock options. Similarly, as a result of the Reorganization, all participants in Old U.S. Trust's Annual Incentive Plan (a predecessor to the 1990 AIP), including certain of the named executive officers, became entitled to receive payments to cash out the unpaid balance of their previously deferred awards under that Plan. The Committee believed that payment of the foregoing amounts was appropriate whether or not fully deductible by Old U.S. Trust under section 162(m), in view of the special circumstances that were present as a result of the Reorganization, and the fact that in each case these amounts were payable pursuant to plan provisions that antedated the enactment of section 162(m).

CEO COMPENSATION FOR 1995. The aggregate salary paid in 1995 for both the pre-Reorganization and post-Reorganization periods to H. Marshall Schwarz, Chairman and Chief Executive Officer ("CEO"), was $572,308. Mr. Schwarz's salary reflected the Compensation Committee's review of competitive and internal compensation levels, as well as its belief that executive compensation should be influenced by both short and long-term operating results and should reflect both short and long-term incentives rather than salary alone.

Mr. Schwarz also received awards for 1995 under the 1990 AIP and the EIP. The amounts of these awards to Mr. Schwarz were determined in the manner indicated in the above descriptions of these incentive compensation programs. Mr. Schwarz also earned a performance share award for the 1993-95 performance cycle under the 1989 Stock Compensation Plan. The amount of the award was determined in the manner described below (see "Performance Share Units"). In addition, Mr. Schwarz received a regular stock option grant for 20,000 Common Shares exercisable at a price of $41.375 per share, the market price of U.S. Trust Common Shares on September 5, 1995, the date of the grant. Mr. Schwarz also received a special stock option grant of 50,000 Common Shares exercisable at a price of $49.65 per share, 120% of the market price of U.S. Trust Common Shares on September 5, 1995, the date of the grant.

In summary, the Compensation Committee believes it has a comprehensive and competitive executive compensation program with an appropriate balance between salary and short and long-term incentives and with an emphasis on stock-based compensation. It intends to continue this emphasis in the future.

                                          Respectfully submitted,

                                          Philip L. Smith, Chairman
                                          Peter O. Crisp (until 3/28/95)
                                          Frederic C. Hamilton
                                          Richard F. Tucker
                                          Robert N. Wilson
                                          Ruth A. Wooden

The following table sets forth the compensation paid or accrued during 1995, 1994 and 1993 to the CEO and the four other most highly compensated executive officers of New U.S. Trust for services rendered in all capacities to the Corporation and to the Trust Company and their affiliates.

Summary Compensation Table

                                                             LONG-TERM
                                                             COMPENSATION
                                  ANNUAL                     ------------------------------
                                  COMPENSATION
                                  -------------------------  AWARDS               PAYOUTS
                                                    OTHER    -------------------- ---------
                                                    ANNUAL   RESTRICTED   STOCK   LONG-TERM  ALL OTHER
                                                    COMPEN-  STOCK        OPTION  INCENTIVE  COMPEN-
                                  SALARY   BONUS    SATION   AWARDS       AWARDS  PAYOUTS    SATION(1)
NAME AND PRINCIPAL POSITION YEAR  ($)      ($)      ($)      ($)          (#)     ($)        ($)
------------------------------------------------------------------------------------------------------
H.M. Schwarz                 1995 572,308  450,923     0            0      70,000  512,798     28,615
  Chairman, CEO              1994 547,308  257,635     0            0      15,000  465,099     33,177
                             1993 517,308  304,135     0            0      10,000  545,015     89,641
J.S. Maurer                  1995 455,385  418,385     0            0      52,500  347,849     22,769
  President, COO             1994 401,539  169,923     0            0      10,000  316,316     23,913
                             1993 381,538  205,923     0            0       6,000  370,669     61,175
F.B. Taylor                  1995 407,692  299,615     0            0      42,000  290,585     20,385
  Vice Chairman,             1994 371,539  151,423     0        3,500       9,000  262,554     21,428
  Chief Investment           1993 351,539  187,423     0            0       5,000  307,670     48,860
  Officer
J.M. Deignan                 1995 307,923  219,708     0            0      15,000  203,838     15,396
  Executive                  1994 287,846  110,358     0            0       3,000  187,538     14,392
  Vice President             1993 274,808  126,260     0            0       3,000  202,184     12,888
P. K. Napoli                 1995 306,077  189,158     0            0      15,000  189,223     15,304
  Executive                  1994 272,846  111,358     0            0       3,000  173,286     17,046
  Vice President             1993 257,769  136,230     0            0       3,000  188,996     13,740

--------------------------------------------------------------------------------
(1) See following table for identification and amounts of components.

The following table lists for each of the named executive officers the payments that comprise the "All Other Compensation" amounts for 1995 found in the Summary Compensation Table.

All Other Compensation

                                 EMPLOYER         SUPPLEMENTAL       EARNINGS ON
                               CONTRIBUTION           ESOP             DEFERRED
                                TO ESOP(1)          AMOUNT(2)         AWARDS(3)         TOTAL
      NAME          YEAR            ($)                ($)               ($)             ($)
--------------------------------------------------------------------------------------------------
H.M. Schwarz        1995       7,500              21,115             0                 28,615
J.S. Maurer         1995       7,500              15,269             0                 22,769
F.B. Taylor         1995       7,500              12,885             0                 20,385
J.M. Deignan        1995       7,500              7,896              0                 15,396
P. K. Napoli        1995       7,500              7,804              0                 15,304

--------------------------------------------------------------------------------
(1) Represents the amount of the employer contribution made to the ESOP portion of the 401(k) Plan and ESOP on behalf of each of the named executive officers for the year indicated.

(2) Represents the amount of the employer contribution, otherwise required under the ESOP portion of the 401(k) Plan and ESOP, that could not be made to the Plan on behalf of the named executive officers for the years indicated due to certain limitations imposed under the Internal Revenue Code of 1986 (the "Code Limitations"). This amount is credited to the officer's account under the Corporation's Executive Deferred Compensation Plan, and payment is deferred until termination of the officer's employment.

(3) Represents that portion of the interest accrued on certain previously deferred incentive plan cash awards which is "above market" interest as defined in the rules of the Securities and Exchange Commission.

STOCK OPTIONS. The following tables set forth certain information concerning options granted during 1995 to the executive officers named in the Summary Compensation Table, including potential gains that these officers would realize under two stock price growth-rate assumptions compounded annually. Under the 5% growth-rate assumption, the indicated values would be realized if the stock price reached $67.40 per share at the end of the option term (10 years from grant). Correspondingly, under the 10% growth-rate assumption, the indicated values would be realized if the stock price reached $107.32 per share.

Option Grants in 1995 (regular grants)

                       INDIVIDUAL GRANTS                                     POTENTIAL REALIZABLE
                       ---------------------------------------------------           VALUE
                        NUMBER OF                   EXERCISE                   AT ASSUMED ANNUAL
                       SECURITIES    % OF TOTAL    PRICE PER                 RATES OF STOCK PRICE
                       UNDERLYING      OPTIONS       SHARE                     APPRECIATION FOR
                         OPTIONS     GRANTED TO     (MARKET                     OPTION TERM(1)
                         GRANTED      EMPLOYEES     PRICE AT
                          (# OF          IN         DATE OF     EXPIRATION   ---------------------
         NAME            SHARES)     FISCAL YEAR   GRANT)($)       DATE       5% ($)     10% ($)
--------------------------------------------------------------------------------------------------
H.M. Schwarz           20,000        4.02%        41.375        09/05/05     520,410    1,318,822
J.S. Maurer            15,000        3.02%        41.375        09/05/05     390,308    989,116
F.B. Taylor            12,000        2.41%        41.375        09/05/05     312,246    791,293
J.M. Deignan           6,000         1.20%        41.375        09/05/05     156,123    395,647
P.K. Napoli            6,000         1.20%        41.375        09/05/05     156,123    395,647
--------------------------------------------------------------------------------------------------

Option Grants in 1995 (special grants)

                       INDIVIDUAL GRANTS                                     POTENTIAL REALIZABLE
                       ---------------------------------------------------           VALUE
                        NUMBER OF                                              AT ASSUMED ANNUAL
                       SECURITIES    % OF TOTAL                              RATES OF STOCK PRICE
                       UNDERLYING      OPTIONS                                 APPRECIATION FOR
                         OPTIONS     GRANTED TO                                 OPTION TERM(1)
                         GRANTED      EMPLOYEES     EXERCISE
                          (# OF          IN        PRICE PER    EXPIRATION   ---------------------
         NAME            SHARES)     FISCAL YEAR   SHARE ($)       DATE       5% ($)     10% ($)
--------------------------------------------------------------------------------------------------
H.M. Schwarz           50,000        10.05%       49.650        09/05/05     887,276    2,883,305
J.S. Maurer            37,500        7.53%        49.650        09/05/05     665,457    2,162,479
F.B. Taylor            30,000        6.03%        49.650        09/05/05     532,365    1,729,983
J.M. Deignan           9,000         1.80%        49.650        09/05/05     159,710    518,995
P.K. Napoli            9,000         1.80%        49.650        09/05/05     159,710    518,995
--------------------------------------------------------------------------------------------------

(1) Annual growth-rate assumptions are prescribed by rules of the Securities and Exchange Commission and do not reflect actual or projected price appreciation of U.S. Trust Corporation Common Shares.

The following table discloses the aggregated stock option exercises for each of the named executive officers in the fiscal year ended December 31, 1995. It also shows the number of vested and unvested unexercised options and the value of vested and unvested unexercised in-the-money options as of December 31, 1995.

Aggregated Option Exercises in 1995 and Year-End Option Values

                                                           NUMBER OF
                                                          SECURITIES                     VALUE OF
                                                          UNDERLYING                    UNEXERCISED
                                                          UNEXERCISED                  IN-THE-MONEY
                                                          OPTIONS AT                    OPTIONS AT
                   SHARES                                 YEAR-END(#)                 YEAR-END($)(2)
                 ACQUIRED ON        VALUE          -------------------------     -------------------------
     NAME        EXERCISE(#)   REALIZED($)(1)      EXERCISABLE/UNEXERCISABLE     EXERCISABLE/UNEXERCISABLE
----------------------------------------------------------------------------------------------------------
H.M. Schwarz        15,500        522,968.75                0/70,000                     0/172,500
J.S. Maurer         14,700        695,325.00                0/52,500                     0/129,375
F.B. Taylor         15,450        551,100.00                0/42,000                     0/103,500
J.M. Deignan             0                 0                0/15,000                     0/ 51,150
P.K. Napoli          9,000        248,812.49                0/15,000                     0/ 51,150
----------------------------------------------------------------------------------------------------------

(1) Aggregate market value on the date(s) of exercise less aggregate exercise price.

(2) Total value of unexercised options is based on the difference between aggregate market value of U.S. Trust Corporation Common Shares at $49.75 per share, the closing price on December 29, 1995, and aggregate exercise price.

PERFORMANCE SHARE UNITS. The 1989 Stock Compensation Plan (the "Stock Plan") provided for the grant of performance share units which were earned over a 3-year "Performance Cycle" to the extent that pre-established performance goals for the Corporation were met. Except for any portion of an earned award that an officer had previously elected to defer, earned awards were paid as soon as practicable after the close of the Performance Cycle. Awards that were not deferred were paid in a combination of cash and the Corporation's Common Shares, as the Compensation Committee determined, but at least 50% of a non-deferred award was paid in the Corporation's Common Shares. Deferred awards were either converted to "phantom share units" ("PSUs") or credited to the "Interest Portion" of the officer's account under the Stock Plan, as the officer elected, but at least 50% of any deferred award was converted to PSUs.

Earnings are credited to the Interest Portion of a deferred award at the Trust Company's prime rate, or at a rate of return matching the rate of return on any one or more of the investment funds available for investment of the 401(k) portion of employees' accounts under the 401(k) Plan and ESOP other than the U.S.T. Corp. Stock Fund, as the officer may select from time to time. The "PSU Portion" of an officer's deferred award is credited, as of the date of each dividend payment on the Corporation's Common Shares, with dividend equivalents in the form of additional PSUs.

Payments with respect to deferred awards are made in 10 annual installments commencing in the year following the officer's retirement or other termination of employment. Payments with respect to the PSU Portion of a deferred award are made in the form of the Corporation's Common Shares, and payments with respect to the Interest Portion of a deferred award are made in cash.

Performance share units were also awarded to officers of the Corporation and the Trust Company and their subsidiaries under two predecessor plans: the 1988 Long-Term Performance Plan of U.S. Trust Corporation and the Long-Term Performance Plan of U.S. Trust Corporation (collectively, the "Predecessor Performance Plans"). The provisions of the Predecessor Performance Plans are substantially the same as those applicable to the performance share unit feature of the Stock Plan. No Performance Cycles remain in progress under the Predecessor Performance Plans. However, deferred awards remain outstanding under these plans, in the form of PSUs and account balances that are credited with interest under substantially the same provisions as described above in the case of the "Interest Portion" of deferred awards under the Stock Plan.

Each performance share unit and each PSU credited to an officer under the Stock Plan and the Predecessor Performance Plans represents one Common Share of the Corporation, but constitutes only a "phantom" share. It entitles the holder to be credited with dividend equivalents and to receive one Common Share of the Corporation for each such unit to the officer's credit when distributions are made to the officer from the plan, but it does not otherwise entitle the officer to any of the rights of a holder of the Common Shares.

The number of performance share units initially granted was based on a guideline percentage of salary, divided by the stock price at the time of grant. The guideline percentage used for this purpose was 60% in the case of the CEO, and 45% to 55% in the case of the other named executive officers.

As a result of the Reorganization, the performance goals established for the 1995 and 1996 Performance Cycles were deemed to have been met in full, and all performance share units awarded to each officer for each of the 1995 and 1996 Performance Cycles were deemed to be fully earned and payable to the officer if he or she remains in employment with the Corporation or its affiliates until the end of such Performance Cycle or if he or she leaves such employment before the end of such Performance Cycle as a result of retirement or termination due to staff reductions associated with the Reorganization. The following table shows, for each executive officer named in the Summary Compensation Table, the number of performance share units awarded for the 1995 and 1996 Performance Cycles that were deemed to be fully earned and payable to the executive officer as a result of the Reorganization:

                                                            PERFORMANCE     PERFORMANCE
                                                               SHARE           SHARE
                                                             UNITS FOR       UNITS FOR
                               NAME                         1995 CYCLE      1996 CYCLE
        --------------------------------------------------  -----------     -----------
        H.M. Schwarz......................................     12,395          11,797
        J.S. Maurer.......................................      8,408           7,957
        F.B. Taylor.......................................      7,025           6,677
        J.M. Deignan......................................      5,001           4,744
        P.K. Napoli.......................................      4,642           4,473

The number of performance share units shown for each of the named executive officers in the foregoing table represents the number of performance share units initially awarded to the officer (a) increased to reflect additional performance share units credited through December 31, 1995 to the officer as Common Share dividend equivalents in respect of the officer's outstanding performance share units, and (b) adjusted, in accordance with a conversion formula contained in the Stock Plan, to reflect the Reorganization. All PSUs, and all Benefit Equalization Units ("BEUs"), standing to the credit of participants, including the named executive officers, with respect to previously deferred awards under the Stock Plan and the Predecessor Performance Plans were converted, as of the closing date of the Reorganization, into an adjusted number of PSUs and BEUs in accordance with a similar conversion formula contained in the Stock Plan.

PERFORMANCE GRAPH. The graph below compares the annual change in the cumulative total return on U.S. Trust Common Shares with the annual change in the cumulative total returns of the Standard & Poor's 500 Stock Index, a group of Old U.S. Trust peer companies selected by management (the "Peer Group"), and the Standard & Poor's Financial Index, an index currently composed of 69 financial services firms. The Reorganization described on page 1 of this proxy statement became effective September 2, 1995. The graph assumes an investment of $100 on December 31, 1990 in Old U.S. Trust Common Shares, and the reinvestment of all subsequent dividends (including .68 of a share of Chase common stock on September 2, 1995) into the Common Shares of Old U.S. Trust and New U.S. Trust.

The Peer Group was developed for the performance graphs in the proxy statements of Old U.S. Trust, which graphs did not include the Standard & Poor's Financial Index. The Peer Group is comprised of banking organizations selected on the basis of their similarity to Old U.S. Trust in having a high percentage of revenues from fees generated by personal trust business and other fee-based services. The Peer Group consists of The Bank of New York Company, Inc., Bankers Trust New York Corporation, Boatmen's Bancshares, Inc., Comerica Incorporated, CoreStates Financial Corp, Fleet Financial Group Inc., Key Corp, Mellon Bank Corporation, Mercantile Bancorporation Inc., Mercantile Bankshares Corporation, J.P. Morgan & Co., Incorporated, NBD Bancorp, Inc. (eliminated from the Peer Group in 1995 as a result of its agreement to merge with First Chicago Corp.), Northern Trust Corporation, PNC Financial Corp, State Street Boston Corporation, Sun Trust Banks, Inc. and Wilmington Trust Company.

Management has introduced the Standard & Poor's Financial Index to the performance graph because it believes that, for purposes of showing total return over a five-year period, the financial services firms comprising the Standard & Poor's Financial Index are more comparable to New U.S. Trust than are the banks comprising the Peer Group. Accordingly, the performance graphs in future proxy statements of New U.S. Trust will omit the Peer Group comparison.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
      AMONG U.S. TRUST, S&P 500, S&P FINANCIAL INDEX AND BANK PEER GROUP**

      MEASUREMENT PERIOD                                         S&P FINANCIAL
    (FISCAL YEAR COVERED)         U.S. TRUST     S&P 500 INDEX       INDEX        PEER GROUP
1990                                    100.00          100.00          100.00          100.00
1991                                    144.84          130.34          150.55          172.48
1992                                    172.06          140.25          185.63          208.40
1993                                    189.24          154.32          206.11          216.83
1994                                    238.06          156.42          198.97          196.63
1995                                    372.32          214.99          306.16          303.89

 * Assumes that (1) the value of the investment in Old U.S. Trust Common Shares, the S&P 500 Stock Index, the S&P Financial Index and Old U.S. Trust's Peer Group was $100 on December 31, 1990, and (2) all dividends, including the value of the Chase common stock received in the merger, were reinvested.
** The return of each member of the Peer Group has been weighted according to its respective stock market capitalization.

RETIREMENT BENEFITS. Each of the executive officers named in the Summary Compensation Table is a participant in The Employees' Retirement Plan of United States Trust Company of New York and Affiliated Companies (the "Retirement Plan"). The Retirement Plan is a defined benefit pension plan which is tax qualified under Section 401(a) of the Internal Revenue Code. The Retirement Plan provides for payment of a pension in an annual amount equal to a specified percentage (based on the length of a participant's credited service up to a maximum of 35 years) of the participant's average base salary for his highest five consecutive years of base salary during the last ten plan years prior to retirement or other termination of employment, reduced by a portion of the participant's annual Social Security benefit. The table below shows the estimated annual pension payable under the Retirement Plan's benefit formula upon retirement at age 65 to persons in specified remuneration and years-of-service classifications who have elected to receive their pensions under a straight life annuity option. The amounts shown do not reflect reductions which would be made to offset Social Security benefits.

HIGHEST CONSECUTIVE            ESTIMATED ANNUAL PENSION FOR
FIVE-YEAR                      REPRESENTATIVE
AVERAGE BASE SALARY            YEARS OF CREDITED SERVICE
---------------------------------------------------------------------------------------------

                                  15           20           25           30        35 OR MORE
---------------------------------------------------------------------------------------------
 $250,000                      $ 84,375     $112,500     $125,000     $137,500      $150,000
  300,000                       101,250      135,000      150,000      165,000       180,000
  350,000                       118,125      157,500      175,000      192,500       210,000
  400,000                       135,000      180,000      200,000      220,000       240,000
  450,000                       151,875      202,500      225,000      247,500       270,000
  500,000                       168,750      225,000      250,000      275,000       300,000
  550,000                       185,625      247,500      275,000      302,500       330,000
  600,000                       202,500      270,000      300,000      330,000       360,000
---------------------------------------------------------------------------------------------

The table below sets forth the number of years of credited service and the average base salary, in each case as of the end of 1995, that would be taken into account in determining the pension payable under the Retirement Plan's benefit formula to each of the executive officers named in the Summary Compensation Table.

                                                                                     AVERAGE
                                                                   YEARS              BASE
                             NAME                                OF SERVICE          SALARY
---------------------------------------------------------------------------------------------
H.M. Schwarz                                                     28.9               $531,000
J.S. Maurer                                                      25.5                397,000
F.B. Taylor                                                      29.6                373,000
J.M. Deignan                                                     8.0                 279,400
P.K. Napoli                                                      12.0                265,400
---------------------------------------------------------------------------------------------

The amount of compensation taken into account in determining each executive officer's pension under the Retirement Plan's formula, as shown in the third column of the table above, represents the average of the rates of base salary in effect for such officer as of the last day of each of the years 1991 through 1995. In the case of each such officer, the base salary amounts so taken into account for the years 1993, 1994 and 1995 differ from the amounts shown in the "Salary" column of the Summary Compensation Table for these years, in that the latter amounts represent the base salary actually earned by the officer during each such year, rather than the rate of base salary in effect for the officer at the end of that year.

The pension amounts otherwise payable from the Retirement Plan are subject to reduction to the extent necessary to comply with the applicable Code Limitations. However, in the case of each executive officer named in the Summary Compensation Table, any pension amount otherwise payable under the Retirement Plan's benefit formula that cannot be paid to such officer from the Retirement Plan because of the Code Limitations will be paid to the officer under the Corporation's Benefit Equalization Plan.

CHANGE IN CONTROL PROVISIONS. Various compensation and benefit plans maintained by New U.S. Trust, under which the executive officers named in the Summary Compensation Table are covered, contain provisions pursuant to which payment of the benefits provided under the plan would be accelerated in the event of a "change in control" of the Corporation (as defined in such plans), unless the Board of Directors otherwise determines prior to the date of the change in control (or not later than 45 days thereafter in certain circumstances). As defined in each of such plans, a "change in control" means that any of the following events has occurred: (i) 20% or more of the Common Shares have been acquired by any person (as defined by Section 3(a)(9) of the Securities Exchange Act of 1934) other than directly from the Corporation; (ii) there has been a merger or equivalent combination after which 49% or more of the voting stock of the surviving corporation is held by persons other than former shareholders of the Corporation; or (iii) 20% or more of the directors elected by shareholders to the Board of Directors of the Corporation are persons who were not nominated by the Board of Directors or Executive Committee of the Board of Directors in the most recent proxy statement of the Corporation.

Specifically, upon such a change in control (a) the restrictions applicable to all restricted stock previously awarded under the Stock Plan and all restricted units awarded under the Executive Incentive Plan would lapse, and a cash payment would be made for each share of restricted stock and each restricted unit equal to the Determined Value (as defined in such plans) of a Common Share of the Corporation; (b) the non-vested portion of all stock options granted under the 1995 Stock Option Plan and held by current officers or former officers whose employment terminated by reason of retirement would become vested and immediately and fully exercisable; (c) each stock option granted under the 1995 Stock Option Plan would be cancelled, and each holder of such cancelled option (other than a holder of an option granted less than six months prior to the change in control who is an executive officer subject to Section 16 of the Securities Exchange Act of 1934) would be entitled to receive a cash payment equal to the excess of the Determined Value (as defined in the 1995 Stock Option
Plan) of the Common Shares subject to such option over the aggregate purchase price of such Common Shares under the terms of the option; (d) all performance share units awarded under the Stock Plan for any performance cycle in which the change in control occurs would become immediately payable in full, and a cash payment would be made for each such performance share unit in an amount equal to the Determined Value (as defined in the Stock Plan) of a Common Share of the Corporation; (e) all previously deferred awards of performance share units under the Stock Plan would become immediately payable in the form of a cash payment in an amount equal to the sum of the Interest Portion (as defined in the Stock
Plan) of such awards and the Determined Value (as defined in the Stock Plan) of the number of Common Shares of the Corporation corresponding to the number of units included in the Phantom Share Unit Portion (as defined in the Stock Plan) of such awards; (f) all benefit equalization units previously granted under the Stock Plan (a form of phantom share unit) would become immediately payable in the form of a cash payment in an amount equal to the Determined Value (as defined in the Stock Plan) of the number of Common Shares of the Corporation corresponding to the number of benefit equalization units credited to the participant; (g) all awards under the Executive Incentive Plan for the year in which the change in control occurs would be deemed to have been earned in full and to the maximum extent, and would be immediately payable in the form of a cash payment; (h) the balance of each participant's account under the Executive Deferred Compensation Plan would become immediately payable in the form of a cash payment; and (i) the supplemental pension benefits provided for any officer under the Benefit Equalization Plan and, in the case of Messrs. Schwarz, Maurer and Taylor, under the supplemental pension agreements between such officers and the Corporation, would become immediately payable upon the "involuntary termination" (as defined in such plan and agreements) of such officer's employment following a change in control, in the form of a cash payment in an amount equal to the single sum actuarial equivalent of the officer's supplemental pension benefits.

The Retirement Plan provides that if that plan is terminated within four years after the occurrence of a change in control, any surplus funding in the plan would be applied (subject to the Code Limitations and other tax qualification requirements applicable to the Retirement Plan) to provide pro rata increases in the accrued pension benefits of all qualified participants in the Retirement Plan, including the executive officers named in the Summary Compensation Table.

In addition, under the 1990 Change in Control and Severance Policy for Top Tier Officers, each of the executive officers named in the Summary Compensation Table would be entitled to receive severance benefits in the event of any such officer's involuntary termination of employment within two years following a change in control. In such event, each such officer would be entitled to receive a cash payment in an amount equal to the sum of (a) two times such officer's then current annual base salary, (b) two times the average of the highest three of the previous five years' awards to such officer under the Executive Incentive Plan and the 1990 AIP and (c) 26 times such officer's then current weekly base salary.

The Reorganization constituted a "change in control" for purposes of certain plans maintained by Old U.S. Trust. Specifically, the Reorganization was so treated with respect to all options granted under Old U.S. Trust's option plans other than incentive stock options granted before October 27, 1987, with the following consequences:

     (a) each incentive stock option granted under the Stock Plan which was not fully exercisable was accelerated, so that the holder thereof was entitled to exercise such option immediately before the Effective Time of the Reorganization (the "Effective Time") with respect to any or all of the Common Shares then subject to the option;

     (b) each option granted under the Stock Plan and predecessor option plans, to the extent it had not expired or had not been exercised or cancelled prior to the Effective Time, was cancelled as of the Effective Time; and

     (c) with respect to each option so cancelled, the holder thereof became entitled to receive a cash payment in an amount equal to the excess of (i) the Determined Value (as defined below) of the Common Shares subject to the option, over (ii) the aggregate exercise price for such shares.

In accordance with the provisions of the Stock Plan and predecessor option plans, the "Determined Value" of the Common Shares subject to each option so cancelled was determined by multiplying (i) the greater of (A) the highest bid price of a Common Share during the 12-month period ending on the day immediately preceding the closing date of the Reorganization, and (B) the Transaction Value per Common Share, multiplied by (ii) the number of Common Shares subject to such option. The "Transaction Value" per Common Share was defined as the sum of (x) the product of the number of shares of Chase common stock into which each Common Share was converted in the Reorganization, multiplied by an amount equal to the 10-day average of the daily average of the high and low prices for Chase common stock as reported for New York Stock Exchange composite transactions on each of the 10 trading days immediately preceding the last business day before the closing date of the Reorganization, and (y) an amount equal to the 10-day average of the daily average of the high bid and low asked prices for a Common Share of the Corporation in the over-the-counter market as reported by the National Quotation Bureau Incorporated on a "when-issued" basis on each of the 10 trading days immediately preceding the closing date. The application of the foregoing formula resulted in a Determined Value of $81.375 per share for the Common Shares subject to the options so cancelled.

Set forth below is a table showing, for each executive officer named in the Summary Compensation Table, the total number of shares subject to options (exercisable and unexercisable) for which the officer became entitled to receive a cash payment upon the Reorganization, the range of exercise prices under such options, and the number of such option shares that were not exercisable prior to, but became exercisable as a result of, the Reorganization:

                                                                              NO. OF OPTION
                                                              RANGE OF         SHARES THAT
                                         TOTAL NO. OF      EXERCISE PRICE   BECAME EXERCISABLE
                 NAME                    OPTION SHARES        PER SHARE     ON REORGANIZATION
----------------------------------------------------------------------------------------------
H.M. Schwarz                                  78,000       $30.75 - $53.88         21,250
J.S. Maurer                                   56,000       $30.75 - $53.88         17,250
F.B. Taylor                                   41,000       $30.75 - $53.88         15,250
J.M. Deignan                                  19,000       $27.75 - $53.88          6,750
P.K. Napoli                                   12,000       $38.00 - $53.88          7,125
                                         -------------                           --------
Total                                        206,000       $27.75 - $53.88         67,625
                                         ==============                     ==================
----------------------------------------------------------------------------------------------

The Reorganization also constituted a "change in control" as defined in, and for purposes of, Old U.S. Trust's Annual Incentive Plan ("AIP"). Accordingly, previously accrued benefits under the AIP became immediately payable at the Effective Time, and each participant in the AIP became entitled to receive a cash payment in an amount equal to his or her account balance under the plan. The amounts of the account balances, as of such date, that became so payable in the case of the executive officers named in the Summary Compensation Table (other than Messrs. Schwarz and Deignan, who had no account balances under the AIP) are as follows:

                            J.S. Maurer                        $151,621.16
                            F.B. Taylor                         112,669.22
                            P.K. Napoli                         134,529.79
                              Total                            $398,820.17

BENEFIT PROTECTION TRUSTS. The Corporation has established the U.S. Trust Corporation Benefits Protection Trust I and the U.S. Trust Corporation Benefits Protection Trust II, and the Trust Company has established the United States Trust Company of New York and Affiliated Companies Executives Benefits Protection Trust, for the purposes of assisting the Corporation and the Trust Company in meeting their obligations under certain of the benefit and compensation plans maintained by them. The U.S. Trust Corporation Benefits Protection Trust I also will cover benefits payable under the Board Deferred Plan with respect to the "Interest Portion" of a board member's deferred amounts under that plan.

Upon the occurrence of a change in control, the trust funds would be used to make benefit payments to the officers and board members in accordance with the provisions of the applicable plans and the trust agreements. However, at all time prior to payment to the officers and board members, all assets held in the trusts will remain subject to the claims of the Corporation's and the Trust Company's respective creditors.

The trusts are intended to qualify as "grantor trusts" within the meaning of the Internal Revenue Code, with the consequence that the Corporation and the Trust Company will be treated as owners of all of the assets and income of the trusts for federal income tax purposes. No contributions have been made to the trusts as yet.

TRANSACTIONS WITH DIRECTORS AND EXECUTIVE OFFICERS

Some of the Corporation's directors are customers of the Trust Company and some of the directors are officers of corporations or members of partnerships which are customers of the Trust Company. As such customers, they have had transactions in the ordinary course of business with the Trust Company, including borrowings, all of which were on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than normal risk of collectibility or present other unfavorable features. In the ordinary course of business, the Trust Company uses the products or services of a number of organizations with which directors of the Corporation are affiliated as officers or partners. It is expected that the Trust Company and the Corporation will in the future have transactions with organizations with which directors of the Corporation are affiliated as officers or partners. The law firm of Cravath, Swaine & Moore, of which Mr. Samuel C. Butler is a partner, the law firm of Patterson, Belknap, Webb & Tyler, of which Ms. Antonia M. Grumbach is a partner, and the law firm of Wien, Malkin & Bettex, of which Mr. Peter L. Malkin is a partner, performed legal services for the Corporation or the Trust Company in 1995.

IIRATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

Subject to shareholder approval, the Boards of Directors of the Corporation and of the Trust Company have appointed Coopers & Lybrand LLP, certified public accountants, as independent auditors for the year 1996. Coopers & Lybrand LLP have served as independent auditors for the Trust Company for many years and have served as independent auditors for the Corporation since its inception in 1977. In their capacity as independent auditors for the year 1995, Coopers & Lybrand LLP performed the following services: audited the consolidated financial statements of the Corporation and of certain of the subsidiaries of the Corporation and the Trust Company, the separate financial statements of the Trust Company's employee benefit plans as required by the Employee Retirement Income Security Act of 1974 and the separate financial statements of the Pooled Pension and Profit Sharing Trust Funds and Discretionary Trust Funds administered by the Trust Company; conducted limited reviews of the quarterly financial information that is reported to shareholders; and conducted special internal accounting control reviews with respect to certain aspects of the Trust Company's trust and fiduciary responsibilities.

The members of the Audit Committee are currently Messrs. Stookey (the Committee Chairman), de Montebello, Douglas, Smith and Wilson.

Representatives of Coopers & Lybrand LLP will be present at the Meeting with the opportunity to make a statement if they wish to do so. They also will be available to respond to appropriate questions.

III MISCELLANEOUS

OTHER MATTERS

The management of the Corporation does not know of any matters to be presented at the Meeting other than those specifically set forth in the Notice of Annual Meeting of Shareholders. If any other matters properly come before the Meeting or any adjournment thereof, the persons named in the accompanying form of proxy and acting thereunder will vote in accordance with their best judgment with respect to such matters.

SHAREHOLDER PROPOSALS

Shareholder proposals intended to be presented at the 1997 Annual Meeting of Shareholders must be received by the Corporation for possible inclusion in the proxy statement and form of proxy relating to the 1997 meeting by November 15, 1996.

COST OF SOLICITATION

The expense of soliciting proxies will be borne by the Corporation. In addition to the use of the mails, proxies may be solicited by personal interview, by telephone, by facsimile or by telegraph. It is anticipated that banks, brokerage firms and other institutions, nominees and fiduciaries will be requested to forward the soliciting material to beneficial owners and to obtain authorizations for the execution of proxies; and, if they in turn so request, the Corporation will reimburse such banks, brokerage firms and other institutions, nominees and fiduciaries for their expenses in forwarding such material. Officers and regular employees of the Corporation and the Trust Company also may solicit proxies without additional remuneration therefor. The Corporation has retained Morrow & Co., Inc., New York, New York, to aid in the solicitation of proxies for an estimated fee of $4,500.

Dated: March 15, 1996

Carol A. Strickland
Secretary

U.S. TRUST



Dear Shareholder:

We have attached your Proxy Card for U.S. Trust's Annual Meeting of Shareholders. Please review this document carefully, and mark, sign, detach and return it in the enclosed envelope at your earliest convenience. Your vote is important, and we urge you to exercise your rights as a shareholder.

Should you wish to vote in person, the Annual Meeting will be held on Tuesday, April 23, 1996, at 10:00 A.M. in the first floor auditorium at 114 West 47th Street, New York City.

Thank you for your cooperation and continued support.




H. M. Schwarz
Chairman and Chief Executive Officer



--------------------------------------------------------------------------------

/ X /  Please mark your
       vote with an X.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1 AND 2

--------------------------------------------------------------------------------
    This proxy will be voted "FOR" Items 1 and 2 if no choice is specified.
--------------------------------------------------------------------------------

1.  Election of Directors

    FOR / /    WITHHELD / /

2.  Ratify selection of Independent Accountants

    FOR / /    AGAINST / /   ABSTAIN / /

For, except vote withheld from the following nominee(s) named on the reverse side.

--------------------------------------------------------------------------------




--------------------------------------------------------------------------------
SIGNATURE(S)                                                            DATE
          PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.

NOTE: Please sign exactly as your name or names appear hereon. Please add your title if you are signing as Attorney, Administrator, Executor, Guardian, Trustee or in any other representative capacity.


                                                             (SEE REVERSE SIDE)

--------------------------------------------------------------------------------
                           PLEASE PROMPTLY COMPLETE,
     DATE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.
--------------------------------------------------------------------------------



      Detach card, sign, date and mail in postage paid envelope provided.
--------------------------------------------------------------------------------

U. S. TRUST
                                                        U.S. TRUST CORPORATION

PROXY

    PROXY SOLICITED BY BOARD OF DIRECTORS FOR ANNUAL MEETING OF SHAREHOLDERS
        U.S. TRUST CORPORATION, 114 WEST 47TH STREET, NEW YORK, NEW YORK
               TUESDAY, APRIL 23, 1996, 10:00 A.M. NEW YORK TIME

The undersigned appoints WILLIAM M. THROOP, JR. and EDWARD B. PENNFIELD, or either of them, each with power of substitution, to attend the Annual Meeting of Shareholders of U.S. Trust Corporation and to vote the Common Shares the undersigned would be entitled to vote if personally present upon the nominees for Director (Eleanor Baum, Philippe de Montebello, Peter L. Malkin, John Hoyt Stookey, Frederick B. Taylor, Robert N. Wilson), upon the other matters shown on the reverse side, which are described in the Proxy Statement, and upon all other matters which may come before the 1996 Annual Meeting of Shareholders of U.S. Trust Corporation, or any adjournment thereof.

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES (SEE REVERSE SIDE) BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. YOUR SHARES CANNOT BE VOTED UNLESS YOU SIGN AND RETURN THIS PROXY.

                          ESOP VOTING INSTRUCTION FORM

U.S. Trust

Dear Fellow Shareholder

As a shareholder of U.S. Trust Corporation through the 401(k) and ESOP, you are eligible to determine how the shares attributable to your interest in the Fund will be voted. The enclosed proxy statement and Annual Report to Shareholders will give you information about our company and about the issues on which shareholders will be asked to vote.

There are separate voting instructions for the ESOP and the U.S. Trust Corporation Stock Fund. The sheet you are now reading constitutes the voting form for the ESOP. If you also own shares through the Stock Fund, an additional form is enclosed.

To take advantage of this opportunity, please mark, sign, date and return the voting form(s) in the enclosed postpaid envelope.

Your vote is important and strictly confidential. No one at U.S. Trust will know how you voted. To be absolutely certain of this, we have hired Coopers and Lybrand LLP to mail and collect the voting instructions and count the votes.

By voting, you will not only exercise your responsibility as a shareholder of U.S. Trust, but you will also show your faith in the future of our company.

                        VOTING INSTRUCTION SOLICITED BY
                    BOARD OF DIRECTORS FOR ANNUAL MEETING OF
                    SHAREHOLDERS OF U.S. TRUST CORPORATION,
                    114 WEST 47TH STREET, NEW YORK, NEW YORK
                      TUESDAY, APRIL 23, 1996, 10:00 A.M.
                                 NEW YORK TIME

The undersigned, a Member of the Employees' 401(k) Plan & ESOP of United States Trust Company of New York and Affiliated Companies (the "Plan"), hereby instructs United States Trust Company of New York as Trustee of the Plan to vote, either in person or by proxy, the number of Common Shares of the Corporation allocated to my account in the ESOP Stock Fund which I am entitled to vote in accordance with the terms of the Plan upon the nominees for Director (Eleanor Baum, Philippe de Montebello, Peter L. Malkin, John Hoyt Stookey, Frederick B. Taylor, Robert N. Wilson), upon the other matters shown below, which are described in the Proxy Statement, and upon all other matters which may come before the 1996 Annual Meeting of Shareholders of U.S. Trust Corporation, or any adjournment thereof.

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES (SEE BELOW).

H. Marshall Schwarz
Chairman

/X/ PLEASE MARK YOUR VOTE WITH AN X.

--------------------------------------------------------------------
1. Election of Directors

             FOR             WITHHELD
             / /               / /

2. Ratify selection of Independent Accountants

          FOR             AGAINST        ABSTAIN
          / /               / /            / /

For, except vote withheld from the following nominee(s) named above:

-------------------------------------------------
--------------------------------------------------------------------


--------------------------------------------------------------------------------
SIGNATURE(S)  PLEASE MARK, SIGN, DATE AND RETURN THIS VOTING INSTRUCTION
PROMPTLY USING THE ENCLOSED ENVELOPE.                                DATE

                       STOCK FUND VOTING INSTRUCTION FORM

U.S. Trust

Dear Fellow Shareholder

As a shareholder of U.S. Trust Corporation through the 401(k) and ESOP, you are eligible to determine how the shares attributable to your interest in the Fund will be voted. The enclosed proxy statement and Annual Report to Shareholders will give you information about our company and about the issues on which shareholders will be asked to vote.

There are separate voting instructions for the ESOP and the U.S. Trust Corporation Stock Fund. The sheet you are now reading constitutes the voting form for the Stock Fund. If you also own shares through the ESOP, an additional form is enclosed.

To take advantage of this opportunity, please mark, sign, date and return the voting form(s) in the enclosed postpaid envelope.

Your vote is important and strictly confidential. No one at U.S. Trust will know how you voted. To be absolutely certain of this, we have hired Coopers and Lybrand LLP to mail and collect the voting instructions and count the votes.

By voting, you will not only exercise your responsibility as a shareholder of U.S. Trust, but you will also show your faith in the future of our company.

                        VOTING INSTRUCTION SOLICITED BY
                    BOARD OF DIRECTORS FOR ANNUAL MEETING OF
                    SHAREHOLDERS OF U.S. TRUST CORPORATION,
                    114 WEST 47TH STREET, NEW YORK, NEW YORK
                      TUESDAY, APRIL 23, 1996, 10:00 A.M.
                                 NEW YORK TIME

The undersigned, a Member of the Employees' 401(k) Plan & ESOP of United States Trust Company of New York and Affiliated Companies (the "Plan"), hereby instructs United States Trust Company of New York as Trustee of the Plan to vote, either in person or by proxy, the number of Common Shares of the Corporation represented by my interest in the Stock Fund in accordance with the terms of the Plan upon the nominees for Director (Eleanor Baum, Philippe de Montebello, Peter L. Malkin, John Hoyt Stookey, Frederick B. Taylor,
Robert N. Wilson), upon the other matters shown below, which are described in the Proxy Statement, and upon all other matters which may come before the 1996 Annual Meeting of Shareholders of U.S. Trust Corporation, or any adjournment thereof.

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES (SEE BELOW).

H. Marshall Schwarz
Chairman

/X/ PLEASE MARK YOUR VOTE WITH AN X.

--------------------------------------------------------------------
1. Election of Directors

             FOR             WITHHELD
             / /               / /

2. Ratify selection of Independent Accountants

          FOR             AGAINST        ABSTAIN
          / /               / /            / /

For, except vote withheld from the following nominee(s) named above:

-------------------------------------------------
--------------------------------------------------------------------


--------------------------------------------------------------------------------
SIGNATURE(S)  PLEASE MARK, SIGN, DATE AND RETURN THIS VOTING INSTRUCTION
PROMPTLY USING THE ENCLOSED ENVELOPE.                           DATE